Exhibit 99.1
Noranda Launches Notes Offering
Franklin, Tennessee – February 25, 2013 – Noranda Aluminum Holding Corporation (“Noranda” or the “Company”) (NYSE: NOR) today announced that Noranda Aluminum Acquisition Corporation (“AcquisitionCo”), its wholly-owned subsidiary, intends to offer, subject to market and other conditions, approximately $225 million of senior unsecured notes due 2019 (the “Notes”). The Notes will be fully and unconditionally guaranteed by Noranda and certain of its indirect subsidiaries.
AcquisitionCo intends to use the net proceeds from the offering to fund in part the redemption of its outstanding Senior Floating Rate Notes due 2015 (the “Redemption”), with the balance, if any, to be used for general corporate purposes. There can be no assurance that Noranda will successfully complete the offering or the Redemption on the terms described herein or at all. The Redemption will be made pursuant to the redemption terms and notice provisions of the indenture governing the Senior Floating Rate Notes due 2015.
The Notes will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933.
The Notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.
This news release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful, and shall not constitute a notice of Redemption. This news release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.
About the Company
Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils. Noranda is a public company traded on the New York Stock Exchange.
Forward‐Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation: the cyclical nature of the aluminum industry and fluctuating commodity prices, which cause variability in earnings and cash flows; a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end-use markets for certain of the Company’s products; fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products; the effects of competition in Noranda’s business lines; Noranda’s ability to retain customers, a substantial number of which do not have long-term contractual arrangements with the Company; the ability to fulfill the business’s substantial capital investment needs; labor relations (i.e. disruptions, strikes or work stoppages) and labor costs; unexpected issues arising in connection with Noranda’s operations outside of the United States; the ability to retain key management personnel; and Noranda’s expectations with respect to its acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions.
Forward-looking statements contain words such as “believes,” “expects,” “may,” “should,” “pursue,” “seeks,” “approximately,” “anticipates,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its future plans or to the Company’s expectations regarding future industry trends are forward-looking statements. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs.
For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

Contact Information
Robert Mahoney
Chief Financial Officer
(615) 771-5752
robert.mahoney@noralinc.com

John A. Parker
Vice President—Communication & Investor Relations
(615) 771-5734
john.parker@noralinc.com

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